Exhibit 99.1

FOR IMMEDIATE RELEASE

T2 Biosystems to Transition Chief Financial Officer Role to Shawn Lynch

Veteran Financial Executive Replaces Retiring CFO

LEXINGTON, Mass., May 2, 2016 — T2 Biosystems, Inc. (NASDAQ: TTOO), a company developing innovative diagnostic products to improve patient health, today announced that Chief Financial Officer (CFO) Moe Castonguay has decided to retire and that senior financial executive, Shawn Lynch, will be named CFO, effective May 16.

Lynch, 45, a veteran life sciences and financial executive, has spent 20 years involved in finance strategy, strategic financial planning, and managing financial teams, culminating with the financial leadership at a large division at Waltham, MA-based PerkinElmer, a leading life science and diagnostics company.

Most recently, from 2014 to the present, Lynch was Vice President & Chief Financial Officer for PerkinElmer’s Environmental Health business, a provider of analytical equipment, consumables and services to the food, environmental, and pharmaceutical end markets.

“Shawn brings us a wide range of expertise in financial planning, management, business development and compliance within growing, global organizations; all critical areas for us at this important time for T2 Biosystems,” president and CEO John McDonough said.  “He is a proven strategic thinker, has experience driving organic growth and the development of financial systems and operations, and has managed teams on a global level.  This year promises to be a time of growth and expansion for T2 Biosystems, and we look forward to Shawn’s counsel as we build our T2MR® technology business throughout the U.S. and Europe.

“We would like to thank Moe for his contributions to the Company and our financial health over the past year.  His expertise and guidance during recent transitional stages of our business have proven to be critically important, and we wish him well,” McDonough added.

Prior to PerkinElmer, Lynch was with General Electric from 2007 to 2014 in various roles of increasing responsibility with his last assignment serving as Global Controller, Measurement & Control.  Prior to General Electric, he spent three years in his first stint at PerkinElmer with his last assignment as the Director of Finance for the Bio-Discovery business.

Lynch started his career at KPMG LLP where he last served as a Director in the firm’s M&A practice serving both public company and private equity clients.  He is a certified public accountant and received a BS in accounting from Suffolk University.

About T2 Biosystems

T2 Biosystems is focused on developing innovative diagnostic products to improve patient health. With two FDA-cleared products targeting sepsis and a range of additional products in development, T2 Biosystems is an emerging leader in the field of in vitro diagnostics. The Company is utilizing its proprietary T2 Magnetic Resonance platform, or T2MR, to develop a broad set of applications aimed at lowering mortality rates, improving patient outcomes and reducing the cost of healthcare by helping medical professionals make targeted treatment decisions earlier. T2MR enables the fast and sensitive detection of pathogens, biomarkers and other abnormalities in a variety of unpurified patient sample types, including whole blood, eliminating the time-consuming sample prep required in current methods. For more information, please visit www.t2biosystems.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the performance of the Company’s diagnostic products and the ability to bring such products to market. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. For more information on risk factors for T2 Biosystems, Inc.’s business, please refer to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 9, 2016, under the heading “Risk Factors,” and other filings the Company makes with the Securities and Exchange Commission from time to time.  Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

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